Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Karuna Therapeutics, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/  KPMG LLP

Boston, Massachusetts

July 2, 2020